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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

MEDICAL PROPERTIES TRUST, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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April 14, 2006
Dear Fellow Stockholder,
It is with great pleasure that I, on behalf of the Board of Directors, invite you to attend our 2006 annual stockholders meeting on May 18, 2006. We are honored to have you as one of our stockholders and hope that you will be able to attend the meeting. In the event that you are unable to attend, however, it is important that your shares are represented; therefore, please be sure to sign, date, and mail your proxy in the provided envelope, or vote your proxy by phone or internet as instructed, at your earliest convenience.

Best Regards,

Edward K. Aldag, Jr.
Chairman, President and CEO

NOTICE OF
2006 ANNUAL MEETING OF STOCKHOLDERS
May 18, 2006
To Our Stockholders:
      The 2006 Annual Meeting of Stockholders of Medical Properties Trust, Inc. will be held at The Summit Club, 1901 6th Avenue North, Birmingham, Alabama, on May 18, 2006, beginning at 10:00 a.m. Central Time, for the following purposes:

1.	To elect eight directors;

2.	To ratify the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.	To transact any other business that properly comes before the meeting.
      Only stockholders of record at the close of business on April 12, 2006, are entitled to receive notice of, to attend, and to vote at the meeting and any adjournment thereof
      EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET, AT YOUR EARLIEST CONVENIENCE. This will not prevent you from voting your shares in person if you choose to attend the Annual Meeting.

By Order of the Board of Directors,

Michael G. Stewart
Executive Vice President,
General Counsel and Secretary
April 14, 2006

PROXY STATEMENT
for
2006 ANNUAL MEETING OF STOCKHOLDERS
May 18, 2006
GENERAL INFORMATION
      This Proxy Statement is being furnished to the stockholders of Medical Properties Trust, Inc. in connection with the solicitation of proxies by the Board of Directors to be voted at the 2006 Annual Meeting of Stockholders to be held at The Summit Club, 1901 6th Avenue North, Birmingham, Alabama, on May 18, 2006, beginning at 10:00 a.m. Central Time, and at any adjournment thereof.
      At the meeting, stockholders will be asked to vote on proposals to (1) elect eight directors, and (2) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Stockholders will also transact any other business that properly comes before the meeting, although, as of the date of this Proxy Statement, the Board of Directors knows of no such other business to be presented. When you submit your proxy, by executing and returning the enclosed proxy card, or by voting by telephone or internet, you will authorize the persons named in the enclosed proxy to represent you and vote your shares of common stock on these proposals as specified by you. If no such specification is made, shares represented by your proxy will be voted:

•	FOR the election of the eight director nominees, and;

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
      The proxy holders will also have discretionary authority to vote your shares on any other business that properly comes before the meeting.
      This Proxy Statement and the accompanying materials are first being sent or given to our stockholders on or about April 18, 2006.

INFORMATION ABOUT THE MEETING
What is the purpose of the meeting?
      At the meeting, our stockholders will vote on proposals:

1.	To elect eight directors, and;

2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
      In addition, our management will report on our performance at the meeting and respond to appropriate questions from stockholders.
Who is entitled to vote?
      The record date for the meeting is April 12, 2006. Only stockholders of record at the close of business on April 12, 2006 are entitled to receive notice of the meeting and to vote at the meeting the shares of our common stock that they held of record on that date. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on April 12, 2006, there were outstanding and entitled to vote 40,055,064 shares of common stock.
Am I entitled to vote if my shares are held in “street name”?
      If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, such entity is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. We have been informed that Proposal 1 (election of directors) and Proposal 2 (ratification of auditors) are discretionary items on which your nominee will be entitled to vote your shares even in the absence of instructions from you.
How many shares must be present to conduct business at the meeting?
      A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date (20,027,533 shares) will constitute a quorum. Abstentions and broker non-votes will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.
What happens if a quorum is not present at the meeting?
      If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is to a date more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting.
How do I vote my shares?
      If your shares are held in “street name,” you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. If you are a beneficial owner of shares held in “street name” (i.e., your shares are held in the name of a brokerage firm, bank, or other nominee), you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms, banks, and other nominees participate in a program provided through ADP Investor Communications Services that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm, bank, or other nominee that participates in the ADP program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you.
      You may vote by mail. If you are a registered stockholder, you may vote by properly completing, signing, dating, and returning the accompanying proxy card. The enclosed postage-paid envelope requires no additional postage if it is mailed in the United States or Canada. If you are a beneficial owner of shares held in “street name,” you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee.
      You may vote in person at the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. In addition, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in “street name” and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank, or other nominee that holds your shares that authorizes you to vote those shares.
Can I change my vote after I submit my proxy?
      Yes, you may revoke your proxy and change your vote at any time before the polls are closed at the meeting in any of the following ways: (1) by properly completing, signing, dating, and returning another proxy card with a later date; (2) if you are a registered stockholder, by voting in person at the meeting; (3) if you are a registered stockholder, by giving written notice of such revocation to our Secretary prior to or at the meeting; or (4) if you are a beneficial owner of shares held in “street name,” by following the instructions given by the brokerage firm, bank, or other nominee that holds your shares. Your attendance at the meeting itself will not revoke your proxy.
How does the Board of Directors recommend that I vote on the proposals?
      Your Board of Directors recommends that you vote FOR the following proposals:

1.	The election of eight nominees to the Board of Directors, and;

2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
What happens if I do not specify on my proxy how my shares are to be voted?
      If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR each of the proposals.
Will any other business be conducted at the meeting?
      As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. However, if any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares represented by your proxy in accordance with their best judgment.
How many votes are required for action to be taken on each proposal?
      Election of Directors. The eight director nominees will be elected to serve on the Board of Directors if they receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. This means that the eight director nominees will be elected if they receive more votes than any other person at the meeting. If you vote to “Withhold Authority” with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

      Ratification of Independent Auditors. KPMG LLP’s appointment as our registered independent public accounting firm will be ratified if this proposal receives a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.
How will abstentions be treated?
      You do not have the option of abstaining from voting on Proposal 1 (election of directors), but you may abstain from voting on Proposal 2 (ratification of the Company’s auditors). With respect to Proposal 2, an abstention will have no effect on the outcome of the vote.
How will broker non-votes be treated?
      “Broker non-votes” will not have any effect on Proposal 1 (election of directors) or Proposal 2 (ratification of our auditors).

PROPOSAL 1 — ELECTION OF DIRECTORS
          Director Nominees
      The Board of Directors proposes that the eight nominees listed below, all of whom are currently serving on our Board, be elected to serve as directors until the 2007 annual meeting of stockholders and until his or her successor is duly elected and qualified. The Board of Directors does not know of any reason why any nominee would not be able to serve as a director. However, if any nominee were to become unable to serve as a director, the Board of Directors may designate a substitute nominee, in which case the persons named as proxies will vote for such substitute nominee. Alternatively, the Board of Directors may reduce the number of directors to be elected at the annual meeting.
      Edward K. Aldag, Jr. Mr. Aldag, age 42, is one of our founders and has served as our Chief Executive Officer and President since August 2003, and as Chairman of the Board since March 2004. Mr. Aldag served as our Vice Chairman of the Board of Directors from August 2003 until March 2004 and as our Secretary from August 2003 until March 2005. Prior to that, Mr. Aldag served as an executive officer and director with our predecessor from its inception in August 2002 until August 2003. From 1986 to 2001, Mr. Aldag managed two private real estate companies, Guilford Capital Corporation and Guilford Medical Properties, Inc. Mr. Aldag served as President and a member of the Board of Directors of Guilford Medical Properties, Inc. Mr. Aldag was the President of Guilford Capital Corporation from 1998 to 2001 and from 1990 to 1998 served as Executive Vice President, Chief Operating Officer and was a member of the Board of Directors from 1990 to 2001. Mr. Aldag received his B.S. in Commerce & Business from the University of Alabama with a major in corporate finance.
      Virginia A. Clarke. Ms. Clarke, age 47, has served as a member of our Board of Directors since February 2005. Ms. Clarke has been a search consultant in the global executive search firm of Spencer Stuart since 1997. Ms. Clarke was with DHR International, an executive search firm, during 1996. Prior to that, Ms. Clarke spent 10 years in the real estate investment management business with La Salle Partners and Prudential Real Estate Investors, where her activities included asset management, portfolio management, capital raising and client service, and two years with First National Bank of Chicago. Ms. Clarke is a member of the Pension Real Estate Association. Ms. Clarke graduated from the University of California at Davis and received a master’s degree in management from the J. L. Kellogg Graduate School of Management at Northwestern University.
      G. Steven Dawson. Mr. Dawson, age 48, has served as a member of our Board of Directors since April 2004. From July 1990 to September 2003, he was Chief Financial Officer and Senior Vice President-Finance of Camden Property Trust and its predecessors. He is currently a private investor and serves on the boards of five other real estate investment trusts in addition to his service for us. These other public companies are as follows: American Campus Communities, AmREIT, Inc., Desert Capital REIT, Inc. (a non-listed public mortgage REIT), Sunset Financial Resource, Inc., and Trustreet Properties, Inc. Mr. Dawson is chairman of the audit committees for American Campus, AmREIT and Desert Capital, and serves on the compensation committees for American Campus, AmREIT, and Trustreet. Mr. Dawson holds a degree in business from Texas A&M University and is a member of the Real Estate Roundtable at the Mays Graduate School of Business at Texas A&M University.
      Bryan L. Goolsby. Mr. Goolsby, age 55, has served as a member of our Board of Directors since February 2005. Mr. Goolsby is the Managing Partner of the law firm Locke Liddell & Sapp LLP. Mr. Goolsby is an associate board member of the Board of Governors of the National Association of Real Estate Investment Trusts. He is also a member of the National Multi-Family Housing Association and the Pension Real Estate Association, and an associate board member of the Edwin L. Cox School of Business at Southern Methodist University. He serves as a director of Desert Capital REIT, Inc. Mr. Goolsby also serves on the JPMorgan Chase-Dallas Region Advisory Board. Mr. Goolsby received a J.D. degree from the University of Texas, and is a Certified Public Accountant.
      R. Steven Hamner. Mr. Hamner, age 49, is one of our founders and has served as our Executive Vice President and Chief Financial Officer since September 2003 and as a director since February 2005. In August and September 2003, Mr. Hamner served as our Executive Vice President and Chief Accounting Officer. From October 2001 through March 2004, he was the Managing Director of Transaction Analysis LLC, a company that provided interim and project-oriented accounting and consulting services to commercial real estate owners and their advisors. From June 1998 to September 2001, he was Vice President and Chief Financial Officer of United Investors Realty Trust, a publicly-traded REIT. For the 10 years prior to becoming an officer of United Investors Realty Trust, he was employed by the accounting and consulting firm of Ernst & Young LLP and its predecessors. Mr. Hamner received a B.S. in Accounting from Louisiana State University. Mr. Hamner is a certified public accountant.
      Robert E. Holmes, Ph.D. Mr. Holmes, age 64, has served as a member of our Board of Directors since April 2004. Mr. Holmes, our lead independent director, is the Dean and Professor of Management of the School of Business at the University of Alabama at Birmingham, positions he has held since 1999. From 1995 to 1999, he was Dean of the Olin Graduate School of Business at Babson College in Wellesley, Massachusetts. Prior to that, he was Dean of the James Madison University College of Business in Harrisonburg, Virginia for 12 years. He is the co-author of four management textbooks, numerous articles, papers, and cases, and has served as a board member or consultant to a variety of business firms and non-profit organizations. He is past president of the Southern Business Administration Association, is actively engaged in AACSB International — the Association to Advance Management Education, and serves on the Boards of the Entrepreneurial Center, Tech Birmingham, the Alabama Council on Economic Education and other organizations. Mr. Holmes received a bachelor’s degree from the University of Texas at Austin, an MBA from University of North Texas, and received his Ph.D. from the University of Arkansas with an emphasis on management strategy.
      William G. McKenzie. Mr. McKenzie, age 47, is one of our founders and has served as the Vice Chairman of our Board of Directors since September 2003. Mr. McKenzie has served as a director since our formation and served as the Executive Chairman of our Board of Directors in August and September 2003. From May 2003 to August 2003, he was an executive officer and director of our predecessor. From 1998 to the present, Mr. McKenzie has served as President, Chief Executive Officer and a board member of Gilliard Health Services, Inc., a privately-held owner and operator of acute care hospitals. From 1996 to 1998, he was Executive Vice President and Chief Operating Officer of the Mississippi Hospital Association/ Diversified Services, Inc. and the Health Insurance Exchange, a mutual company and HMO. From 1994 to 1996, Mr. McKenzie was Senior Vice President of Managed Care and Executive Vice President of Physician Solutions, Inc., a subsidiary of Vaughan HealthCare, a private healthcare company in Alabama. From 1981 to 1994, Mr. McKenzie was Hospital Administrator and Chief Financial Officer and held other management positions with Gilliard Health Services, Inc.. Mr. McKenzie received a Masters of Science in Health Administration from the University of Colorado and a B.S. in Business Administration from Troy State University. He has served in numerous capacities with the Alabama Hospital Association.
      L. Glenn Orr, Jr. Mr. Orr, age 66, has served as a member of our Board of Directors since February 2005. Mr. Orr has been President and Chief Executive Officer of Orr Investments, which provides investment banking and consulting services for middle-market companies, since 1995. Prior to that, he was Chairman of the Board of Directors, President and Chief Executive Officer of Southern National Corporation from 1990 until its merger with Branch Banking & Trust in 1995. Mr. Orr is member of the Board of Directors, chairman of the governance/compensation committee and a member of the executive committee of Highwoods Properties, Inc.. He is also a member of the Boards of Directors of General Parts, Inc. and Broyhill Management Fund, Inc. Mr. Orr previously served as President and Chief Executive Officer of Forsyth Bank and Trust Co., President of Community Bank in Greenville, South Carolina and President of the North Carolina Bankers Association. He is the Chairman of the Board of Trustees of Wake Forest University.
          Board of Directors’ Recommendation
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE EIGHT NOMINEES FOR DIRECTOR LISTED ABOVE.

CERTAIN INFORMATION REGARDING
OUR BOARD OF DIRECTORS
      The Board of Directors consists of eight directors. Our current directors are Edward K. Aldag, Jr., Virginia A. Clarke, G. Steven Dawson, Bryan L. Goolsby, R. Steven Hamner, Robert E. Holmes, Ph.D., and L. Glenn Orr, Jr. The directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their prior death, resignation, retirement, disqualification, or removal from office.
      It is the policy of the Board of Directors that a majority of the directors be independent as defined in the listing standards of the New York Stock Exchange (the “NYSE”). The Board of Directors has determined that five directors — Virginia A. Clarke, G. Steven Dawson, Bryan L. Goolsby, Robert E. Holmes, Ph.D., and L. Glenn Orr, Jr. — are independent under the NYSE’s listing standards.
      The Board of Directors holds regular meetings on a quarterly basis and on other occasions as necessary or appropriate. The Board of Directors met seven times in 2005. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Ethics, Nominating, and Corporate Governance Committee, and the Investment Committee. Each director attended at least 75% of the total number of meetings of the Board of Directors and of the Board committees on which he or she served in 2005.
      In connection with each of its regular meetings, the Board of Directors meets in executive session in which management directors are not present. Mr. Holmes has been designated as the lead independent director and in that capacity presides at these executive sessions. The directors of the Company are encouraged to attend our annual meeting of stockholders absent cause.
          Committees of the Board of Directors
      The Board of Directors delegates certain of its functions to its standing Audit Committee, Compensation Committee, Ethics, Nominating, and Corporate Governance Committee, and Investment Committee.
      The Audit Committee is comprised of three independent directors, Messrs. Dawson and Orr and Ms. Clarke. Mr. Dawson serves as chairman. The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the additional independence requirements for audit committee members, that Mr. Dawson qualifies as an “audit committee financial expert” under current SEC regulations, and that his service on three other public companies’ audit committees has not impaired his ability to effectively serve on our Audit Committee.
      The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) the integrity and audits of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our independent auditors, and (v) the performance of our internal and independent auditors. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com. The information on our website is not part of this Proxy Statement. The report of the Audit Committee begins on page 12 of this Proxy Statement.
      The Compensation Committee is comprised of three independent directors, Messrs. Dawson, Goolsby, and Orr. Mr. Orr serves as chairman of the Compensation Committee.
      The principal functions of the Compensation Committee are to evaluate the performance of our executive officers; review and approve the compensation for our executive officers; review and make recommendations to the Board of Directors with respect to our incentive compensation plans and equity-based plans; and administer our equity incentive plan. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and establishes the Chief Executive Officer’s compensation levels. The specific functions and responsibilities of the Compensation Committee are set forth in more detail in the Compensation Committee’s Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com. The report of the Compensation Committee begins on page 17 of this Proxy Statement.

      The Ethics, Nominating, and Corporate Governance Committee is comprised of three independent directors, Messrs. Dawson, Goolsby, and Holmes. Mr. Holmes serves as chairman of the Committee. The Ethics, Nominating and Corporate Governance Committee is responsible for, among other things, recommending the nomination of qualified individuals to become directors; recommending the composition of committees of our Board of Directors; periodically reviewing the Board of Directors performance and effectiveness as a body; recommending proposed changes to the Board of Directors; and periodically reviewing our corporate governance guidelines and policies. The specific functions and duties of the Committee are set forth in its Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com.
      The Ethics, Nominating, and Corporate Governance Committee will consider all potential candidates for nomination for election as directors who are recommended by the Company’s stockholders, directors, officers, and employees. All director recommendations must be made during the time periods, and must provide the information required by Article II, Section 2.03 of the Company’s Amended and Restated Bylaws. All director recommendations should be sent to the Ethics, Nominating, and Corporate Governance Committee, c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. The Committee will screen all potential director candidates in the same manner, regardless of the source of their recommendation. The Committee’s review will typically be based on the written materials provided with respect to a potential director candidate. The Committee will evaluate and determine whether a potential candidate meets the Company’s minimum qualifications and requirements, whether the candidate has specific qualities and skills for directors, and whether requesting additional information or an interview is appropriate.
      The Board of Directors has adopted the following minimum qualifications and specific qualities and skills for the Company’s directors, which will serve as the basis upon which potential director candidates are evaluated by the Ethics, Nominating, and Corporate Governance Committee: (i) directors should possess the highest personal and professional ethics, integrity, and values; (ii) directors should have, or demonstrate an ability and willingness to acquire in short order, a clear understanding of the fundamental aspects of the Company’s business; (iii) directors should be committed to representing the long-term interests of our stockholders; (iv) directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serving on the Board of Directors for an extended period of time; and (v) directors should not serve on more than five boards of public companies in addition to our Board of Directors.
      The Ethics, Nominating, and Corporate Governance Committee has recommended the nomination of all eight of the incumbent directors for re-election. The entire Board has approved such recommendation.
      The Investment Committee membership is comprised of all of our current directors. Mr. Aldag serves as chairman of the committee. The Investment Committee has the authority to, among other things, consider and take action with respect to all acquisitions, developments, and leasing of healthcare facilities in which our aggregate investment will exceed $10 million.
          Director Compensation
      As compensation for serving on our Board, each independent director receives an annual fee of $20,000, plus $1,000 for each Board of Directors meeting and each committee meeting attended as a member. Independent committee chairmen receive an additional $5,000 per year, except for the Audit Committee chairman who receives an additional $10,000 per year. We also reimburse our directors for reasonable expenses incurred in attending these meetings. At each annual stockholders meeting following the election of an independent director, that director will receive 2,000 shares of our common stock, restricted as to transfer for three years, or a comparable number of deferred stock units. Our Compensation Committee may change the compensation of our independent directors in its discretion.
      Directors who are also officers or employees receive no additional compensation for their service as directors.

      Upon joining our Board of Directors, each of our current independent directors received a non-qualified option to purchase 20,000 shares of our common stock with an exercise price of $10.00 per share. One-third of these options vested upon grant. One-half of the remaining options have vested or will vest on each of the first and second anniversaries of the date of the grant. In addition to these options to purchase stock, Messrs. Goolsby and Orr and Ms. Clarke were awarded 2,500 deferred stock units, which represent the right to receive 2,500 shares of common stock at no cost in March 2008. Each director also received a grant of 17,500 shares of restricted common stock and a grant of 2,000 deferred stock units. The deferred stock units represent the right for each of the directors to receive 2,000 shares of common stock in October 2008. The restricted shares vest over three years in equal quarterly amounts beginning October 1, 2005.
          Governance, Ethics, and Stockholder Communications
      Corporate Governance Guidelines. In furtherance of its goal of providing effective governance of the Company’s business and affairs for the long-term benefit of its stockholders, the Board of Directors has approved and adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are posted on our website at www.medicalpropertiestrust.com.
      Code of Ethics and Business Conduct. The Company has adopted a Code of Ethics and Business Conduct which applies to all directors, officers, employees and agents of the Company and its subsidiaries. The Code of Ethics and Business Conduct is posted on our website at www.medicalpropertiestrust.com.
      Stockholder Communications. Stockholders may communicate with the Board of Directors or any individual director regarding any matter that is within the responsibilities of the Board of Directors. Stockholders should send their communications to the Board of Directors, or an individual director, c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. The Secretary will review the correspondence and forward any stockholder communication to the Board of Directors, or the individual director, if the Secretary determines that the communication deals with the functions of the Board of Directors or requires the attention of the Board of Directors or the individual director. The Secretary will maintain a log of all communications received from stockholders.

PROPOSAL 2 — TO RATIFY THE APPOINTMENT OF KPMG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006
      The Audit Committee of our Board of Directors has appointed KPMG LLP as independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2006. During fiscal 2005, KPMG served as our independent registered public accounting firm and also provided certain tax and other audit related services. KPMG has served as our independent registered public accounting firm since shortly after our formation in 2003.
          Board of Directors’ Recommendation
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.
STOCK OWNERSHIP
          Directors, Executive Officers, and Other Stockholders
      The following table provides information about the beneficial ownership of our common stock as of March 31, 2006, unless otherwise indicated, by each director of the Company, each executive officer named in the “Summary Compensation Information” table in this Proxy Statement, all directors and executive officers as a group, and each person known to management to be the beneficial owner of more than 5% of the outstanding shares of common stock.

			Percentage of
	Number of Shares		Shares
Name of Beneficial Owner	Beneficially Owned		Outstanding(1)

Directors and Executive Officers:
Edward K. Aldag, Jr.	499,022	(2)	1.25%
Emmett E. McLean	230,609	(3)	*
R. Steven Hamner	225,851	(4)	*
William G. McKenzie	150,022	(5)	*
Michael G. Stewart	80,083	(6)	*
Virginia A. Clarke	24,166	(7)	*
G. Steven Dawson	50,833	(8)	*
Bryan L. Goolsby	24,166	(7)	*
Robert E. Holmes, Ph.D.	30,833	(8)	*
L. Glenn Orr, Jr.	24,166	(7)	*
All directors and executive officers as a group (10 persons)	1,339,751	(9)	3.34%
Other Stockholders:
Cohen & Steers, Inc.	2,544,000	(10)	6.35%
280 Park Avenue, 10th Floor
New York, New York 10017
Jeffrey L. Feinberg	2,602,882	(11)	6.50%
c/o JLF Asset Management, L.L.C
2775 Via de la Valle, Suite 204
Del Mar, CA 92014
Wellington Management Company, LLP	3,606,800	(12)	9.00%
75 State Street
Boston, MA 02109

*	Less than 1% of the outstanding shares of common stock.

(1)	Based on 40,055,064 shares of common stock outstanding as of March 31, 2006. Shares of common stock that are deemed to be beneficially owned by a stockholder within 60 days after March 31, 2006 are deemed outstanding for purposes of computing such stockholder’s percentage ownership but are not deemed outstanding for the purpose of computing the percentage outstanding of any other stockholder. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.

(2)	Includes 163,355 shares of restricted common stock.

(3)	Includes 94,051 shares of restricted common stock.

(4)	Includes 114,038 shares of restricted common stock.

(5)	Includes 39,256 shares of restricted common stock.

(6)	Includes 60,064 shares of restricted common stock.

(7)	Includes 6,666 shares of common stock issuable upon exercise of a vested stock option and 13,126 shares of restricted common stock.

(8)	Includes 13,333 shares of common stock issuable upon exercise of a vested stock option and 13,126 shares of restricted common stock.

(9)	See notes (1) - (8) above.

(10)	Based on Schedule 13G/ A, filed on February 9, 2006. Includes shares of common stock held by Jeffrey L. Feinberg, individually, JLF Partners I, L.P., JLF Partners II, L.P. and JLF Offshore Fund, Ltd. to which JLF Asset Management, L.L.C. serves as the management company and/or investment manager. Jeffrey L. Feinberg is the managing member of JLF Asset Management, L.L.C. Jeffrey L. Feinberg and JLF Asset Management, L.L.C. share voting power over these shares.

(11)	Based on a Schedule 13G filed February 13, 2006. Includes shares of common stock held by Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act.

(12)	Based on a Schedule 13G filed February 14, 2006. The securities are owned of record by clients of Wellington Management which serves as investment adviser. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent (5%) of this class of securities.
          Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers and the beneficial owners of more than 10% of our equity securities file with the Securities and Exchange Commission (the “SEC”) initial reports of, and subsequent reports of changes in, their beneficial ownership of our equity securities. Based solely on a review of the reports furnished to us with respect to fiscal 2006, we believe that all SEC filing requirements applicable to our directors and executive officers were satisfied.
          Certain Transactions
      On July 13, 2005, we completed an initial public offering of 12,066,823 shares of common stock, priced at $10.50 per share. Of these shares of common stock, 701,823 shares were sold by selling stockholders (of which none were our executive officers or directors) and 11,365,000 shares were sold by us. Friedman, Billings, Ramsey & Co., Inc. served as the sole book-running manager for the offering. In connection with the initial public offering, Friedman, Billings, Ramsey & Co., Inc. received underwriting discounts, commissions, and other fees from us in the amount of $8,353,275.

INDEPENDENT AUDITOR
      The Audit Committee of the Board of Directors has selected KPMG LLP as the independent auditor to perform the audit of our consolidated financial statements for 2006. KPMG has audited our consolidated financial statements since 2003. KPMG is a registered independent public accounting firm.
      Representatives of KPMG are expected to be present at the meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from our stockholders.
          Audit and Non-Audit Services
      The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditor. In addition to retaining KPMG to audit our consolidated financial statements for 2005, the Audit Committee retained KPMG to provide other auditing services in 2005. The Audit Committee understands the need for KPMG to maintain objectivity and independence in its audits of our financial statements. The Audit Committee has reviewed all non-audit services provided by KPMG in 2005 and has concluded that the provision of such services was compatible with maintaining KPMG’s independence in the conduct of its auditing functions.
      To help ensure the independence of the independent auditor, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed by its independent auditor. Pursuant to this policy, all audit and non-audit services to be performed by the independent auditor must be approved in advance by the Audit Committee.

      The table below sets forth the aggregate fees billed by KPMG for audit and non-audit services in 2005.

Fees	2005	2004

Audit Fees	$248,457	$340,598
Audit-Related Fees	—	223,758
Tax Fees	66,442	3,000
All Other Fees	—	—

Total	$314,899	$567,356

      In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.
          Audit Committee Report
      The audit committee is comprised of three independent directors and operates under a written charter adopted by the Board of Directors (a copy of which is available on our web site). The Board of Directors has determined that each committee member is independent within the meaning of the NYSE listing standards.
      Management is responsible for our accounting and financial reporting processes, including its internal control over financial reporting, and for preparing our consolidated financial statements. KPMG LLP, our independent auditor, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for expressing an opinion on the conformity of our audited consolidated financial statements to accounting principles generally accepted in the United States of America. In this context, the responsibility of the Audit Committee of the Board of Directors is to oversee our accounting and financial reporting processes and the audits of our consolidated financial statements.
      In the performance of its oversight function, the Audit Committee reviewed and discussed with management and KPMG our audited consolidated financial statements as of, and for the year ended, December 31, 2005. Management and KPMG represented to the Audit Committee that our audited consolidated financial statements as of, and for the year ended, December 31, 2005, were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards Nos. 61, 89, and 90, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. SAS Nos. 61, 89, and 90 set forth requirements pertaining to the independent auditor’s communications with the Audit Committee regarding the conduct of the audit.
      The Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. ISB Standard No. 1 requires the independent auditor to disclose in writing to the Audit Committee all relationships between the auditor and the Company that, in the auditor’s judgment, reasonably may be thought to bear on independence and to discuss the auditor’s independence with the Audit Committee. The Audit Committee discussed with KPMG its independence and considered in advance whether the provision of any non-audit services by KPMG is compatible with maintaining their independence.
      In addition, the audit committee obtained from KPMG a formal written statement, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” describing all relationships between KPMG and Medical Properties Trust that might bear on KPMG’s independence, discussed with KPMG any relationships that may impact their objectivity and independence, and satisfied itself as to their independence. When considering KPMG’s independence, we considered whether their provision of services to the company beyond those rendered in connection with their audit of our consolidated financial statements and reviews of our consolidated financial statements, including in its Quarterly Reports on Form 10-Q, were compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, KPMG. The Audit Committee met six times in 2005.
      The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and KPMG. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that our audited consolidated financial statements are presented in accordance with generally accepted accounting principles, or that KPMG is, in fact, independent.
      Based on our review and the meetings described above, and subject to the limitations on its role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements as of and for the year ended December 31, 2005 be included in our 2005 Annual Report on Form 10-K.
      The foregoing report is provided by the undersigned members of the Audit Committee of the Board of Directors.

G. Steven Dawson (Chairman)
Virginia A. Clarke
L. Glenn Orr, Jr.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
          Executive Officers and Other Senior Management
      For information regarding Mr. Aldag, Mr. Hamner and Mr. McKenzie, please see “Proposal 1 — Election of Directors” above.
      Emmett E. McLean. Emmett E. McLean, age 50, is one of our founders and has served as our Executive Vice President, Chief Operating Officer and Treasurer since September 2003. Mr. McLean has served as Assistant Secretary since April 2004. In August and September 2004, Mr. McLean also served as our Chief Financial Officer. Mr. McLean was one of our directors from September 2003 until April 2004. From June to September, 2003, Mr. McLean served as Executive Vice President, Chief Financial Officer, and Treasurer and board member of our predecessor. From 2000 to 2003, Mr. McLean was a private investor and, for part of that period, served as a consultant to a privately held company. From 1995 to 2000, Mr. McLean served as Senior Vice President — Development, Secretary, Treasurer and a board member of PsychPartners, L.L.C., a healthcare services and practice management company. Prior to 1992, Mr. McLean worked in the investment banking field. Mr. McLean received an MBA from the University of Virginia and a B.A. in Economics from The University of North Carolina.
      Michael G. Stewart. Michael G. Stewart, age 51, has served as our General Counsel since October 2004 and as our Executive Vice President and Secretary since January 2005. Prior to October 2004, Mr. Stewart worked as a private investor, healthcare consultant, and novelist. He advised physician and surgery groups on emerging healthcare issues for four years before publishing four novels during a five-year period. From 1993 until 1995, he served as Vice President and General Counsel of Complete Health Services, Inc., a managed care company, and its successor corporation, United Healthcare of the South, a division of United Healthcare, Inc. (NYSE: UNH). Mr. Stewart was engaged in the private practice of law between 1988 and 1993. Mr. Stewart holds a J.D. degree from Cumberland School of Law of Samford University and a B.S. in Business Administration from Auburn University.
          Summary Compensation Information

								Long-Term
		Annual Compensation						Compensation

						Other Annual		Restricted	All Other
Name and Principal Positions	Year	Salary		Bonus(1)		Compensation		Stock Awards	Compensation

Edward K. Aldag, Jr.	2005	$367,500		$325,274		$21,357	(2)	$2,208,050	$28,158	(4)
Chairman of the Board, Chief	2004	350,000		350,000		50,462	(3)	—	30,769	(7)
Executive Officer and President	2003	145,833	(8)	145,833		10,492	(9)	—	9,249	(10)
Emmett E. McLean	2005	262,500		—	(15)	12,359	(5)	1,266,388	23,415	(4)
Executive Vice President, Chief	2004	250,000		250,000		24,385	(6)	—	15,385	(7)
Operating Officer, Treasurer and	2003	104,167	(8)	104,167		—		—	10,896	(11)
Assistant Secretary
R. Steven Hamner	2005	262,500		35,000	(16)	9,000	(5)	1,537,711	18,965	(4)
Director, Executive Vice	2004	250,000		250,000		24,385	(6)	—	15,385	(7)
President and Chief Financial	2003	104,167	(8)	104,167		—		—	5,918	(12)
Officer
William G. McKenzie	2005	183,750		—		—		534,903	—
Vice Chairman of the Board	2004	175,000		175,000	(17)	—		—	—
	2003	72,917	(8)	72,917		—
Michael G. Stewart	2005	250,000		—		9,000	(5)	24,424	8,400	(4)
Executive Vice President,	2004	43,527	(14)	42,188		1,700	(13)	—	—
General Counsel and Secretary	2003	—		—		—		—	—

(1)	The restricted stock awarded in 2005 (other than the shares awarded in lieu of annual bonus) were one-time grants to our founders (Messrs. Aldag, Hamner, McKenzie and McLean) and Mr. Stewart in recognition of their success in organizing and providing the initial capital for the formation of Medical Properties Trust, Inc., and in creating and implementing our business plan, including building a pipeline of potential acquisitions and successfully completing our initial public offering. These restricted shares vest over three years in equal quarterly installments The following table shows the number and value (at the date of award) of these restricted shares awarded in 2005 for each of our named executive officers and their value at December 31, 2005.

	Restricted Shares
	Granted in Lieu of		Other Restricted
	Cash Bonus		Share Awards
					December 31, 2005
		Value at		Value at
	Shares	Award Date	Shares	Award Date	Shares	Value

Edward K. Aldag, Jr.	—	$—	217,805	$2,208,050	217,805	$2,130,133
Emmett E. McLean	31,587	313,659	93,815	952,729	125,402	1,226,432
R. Steven Hamner	26,829	266,412	125,218	1,271,299	152,047	1,487,020
William G. McKenzie	—	—	52,342	534,903	52,342	511,905
Michael G. Stewart	30,083	298,724	50,000	525,700	80,083	783,212
   Dividends are paid on restricted shares at the same rate paid to all other holders of common shares.

(2)	Represents a $12,000 automobile allowance and $5,432 paid to Mr. Aldag to reimburse him for the cost of tax preparation and financial planning services and $3,925 to reimburse Mr. Aldag for his tax liabilities associated with such payment.

(3)	Represents a $12,000 automobile allowance and $25,000 payable to Mr. Aldag to reimburse him for the cost of tax preparation and financial planning services and $13,462 to reimburse Mr. Aldag for his tax liabilities associated with such payment.

(4)	Represents reimbursement for life and disability insurance premiums of $12,200 for Mr. Aldag, $8,873 for Mr. McLean and $6,006 for Mr. Hamner and reimbursement of $7,558 for Mr. Aldag, $6,142 for Mr. McLean and $4,559 Hamner for tax liabilities associated with such premium reimbursements, and vested contributions of $8,400 to the named executive’s 401-K account.

(5)	Represents a $9,000 automobile allowance for the named executive, and $1,950 for Mr. McLean to reimburse him for the cost of tax preparation services and $1,409 to reimburse him for tax liabilities associated with such tax preparation cost reimbursement.

(6)	Represents a $9,000 automobile allowance and $10,000 for the named executive officers to reimburse them for the cost of tax preparation services and $5,385 for the named executive officers to reimburse them for their tax liabilities associated with such tax preparation cost reimbursement.

(7)	Represents reimbursement for life insurance premiums of $20,000 for Mr. Aldag and $10,000 for each of Messrs. McLean and Hamner and reimbursement of $10,769 for Mr. Aldag and $5,385 for each of Messrs. McLean and Hamner for tax liabilities associated with such premium reimbursements.

(8)	For the partial year period from our inception in August 2003 until December 31, 2003.

(9)	Represents a $7,000 automobile allowance and $3,492 payable to Mr. Aldag to reimburse him for the cost of tax preparation and financial planning services.

(10)	Represents reimbursement for life insurance premiums of $9,249.

(11)	Represents reimbursement for life insurance premiums of $10,896.

(12)	Represents reimbursement for life insurance premiums of $5,918.

(13)	Represents a $1,700 automobile allowance.

(14)	For the partial year period from October 25, 2004, Mr. Stewart’s date of hire, to December 31, 2004. Had Mr. Stewart been employed for the full year 2004, he would have been entitled to a base salary of $225,000 during 2004. Mr. Stewart’s employment agreement was amended effective April 28, 2005. His amended employment agreement provides for an annual base salary of $250,000.

(15)	Mr. McLean elected to accept $232,339 of his $232,339 bonus by electing to receive 31,587 shares of restricted common stock at a 26% discount to the fair market value on February 16, 2006 in accordance with the bonus program established by the compensation committee of the board. These shares vest in three installments on March 2, 2006 (25%) and January 1, 2007 and 2008 (37.5% each).

(16)	Mr. Hamner elected to accept $197,339 of his $232,339 bonus by electing to receive 26,829 shares of restricted common stock at a 26% discount to the fair market value on February 16, 2006 in accordance with the bonus program established by the compensation committee of the board. These shares vest in three installments on March 2, 2006 (25%) and January 1, 2007 and 2008 (37.5% each).

(17)	Mr. Stewart elected to accept $221,275 of his $221,275 bonus by electing to receive 30,083 shares of restricted common stock at a 26% discount to the fair market value on February 16, 2006 in accordance with the bonus program established by the compensation committee of the board. These shares vest in three installments on March 2, 2006 (25%) and January 1, 2007 and 2008 (37.5% each).
          Equity Compensation Plan Information
      The table below sets forth information regarding the shares of common stock to be issued upon the exercise of the outstanding options, warrants, and rights granted under our equity compensation plans and the shares of common stock remaining available for future issuance under our equity compensation plans as of December 31, 2005. We do not have any outstanding warrants or other rights to purchase shares of common stock pursuant to our equity compensation plans.

Number of Securities
	Shares of Common Stock		Weighted-Average	Remaining
	to be Issued upon Exercise		Exercise Price of	Available for Future
	of Outstanding Options,		Outstanding Options,	Issuance under Equity
Plan Category	Warrants and Rights		Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders	122,500	(1)	$10.00	3,800,832
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	122,500		$10.00	3,800,832

(1)	Includes 22,500 deferred stock units and stock options for 100,000 shares of common stock granted solely to the Company’s independent directors.
     Our stockholders have approved the Equity Incentive Plan.
          Employment Agreements
      We have employment agreements with each of the named executive officers. These employment agreements provide the following annual base salaries in 2005: Edward K. Aldag, Jr., $367,500; Emmett E. McLean, $262,500; R. Steven Hamner, $262,500; Michael G. Stewart, $250,000; and William G. McKenzie,

$183,750. On each January 1 hereafter, each of the executive officers is to receive a minimum increase in his base salary equal to the increase in the Consumer Price Index. These agreements provide that the executive officers, other than Mr. McKenzie, agree to devote substantially all of their business time to our operation. The employment agreement for each of the named executive officers is for a three-year term which is automatically extended at the end of each year within such term for an additional one year period, unless either party gives notice of non-renewal as provided in the agreement. These employment agreements permit us to terminate each executive’s employment with appropriate notice for or without “cause.”
      Each of the named executive officers has the right under his employment agreement to resign for “good reason,” which includes (i) the employment agreement is not automatically renewed by the Company; (ii) the termination of certain incentive compensation programs; (iii) the termination or diminution of certain employee benefit plans, programs, or material fringe benefits (other than for Mr. McKenzie); (iv) the relocation of our principal office outside of a 100 mile radius of Birmingham, Alabama (in the case of Mr. Aldag); or (v) our breach of the employment agreement which continues uncured for 30 days. In addition, in the case of Mr. Aldag, the following constitute good reason: (i) his removal from the Board of Directors without cause or his failure to be nominated or elected to the Board of Directors; or (ii) any material reduction in duties, responsibilities, or reporting requirements, or the assignment of any duties, responsibilities, or reporting requirements that are inconsistent with his positions with us.
      The executive employment agreements provide a monthly car allowance of $1,000 for Mr. Aldag and $750 for each of Messrs. McLean, Hamner, and Stewart. Messrs. Aldag, McLean, Hamner, and Stewart are also reimbursed for the cost of tax preparation and financial planning services, up to $25,000 annually for Mr. Aldag and $10,000 annually for each of Messrs. McLean, Hamner, and Stewart. We also reimburse each executive for the income tax he incurs on the receipt of these tax preparation and financial planning services. In addition, the employment agreements provide for annual paid vacation of six weeks for Mr. Aldag and three weeks for Messrs. McLean, Hamner, and Stewart and various other customary benefits. The employment agreements also provide that Mr. Aldag will receive up to $20,000 per year in reimbursement for life insurance premiums, which amount is to increase annually based on the increase in the Consumer Price Index for such year, and that Messrs. McLean, Hamner, and Stewart will receive up to $10,000 per year in reimbursement for life insurance premiums which amount is to increase annually based on the increase in the Consumer Price Index for such year. We also reimburse each executive for the income tax he incurs on the receipt of these premium reimbursements.
      The employment agreements referred to above provide that the executive officers are eligible to receive the same benefits, including medical insurance coverage, and retirement plan benefits in a 401(k) plan to the same extent as other similarly situated employees, and such other benefits as are commensurate with their position. Participation in employee benefit plans is subject to the terms of said benefit plans as in effect from time to time.
      If the named executive officer’s employment ends for any reason, we will pay accrued salary, bonuses, and incentive payments already determined, and other existing obligations. In addition, if we terminate the named executive officer’s employment without cause or if any of them terminates his employment for good reason, we will be obligated to pay (i) a lump sum payment of severance equal to the sum of (x) the product of three and the sum of the salary in effect at the time of termination plus the average cash bonus (or the highest cash bonus, in the case of Mr. Aldag) paid to such executive during the preceding three years, grossed up for taxes in the case of Mr. Aldag, and (y) the incentive bonus prorated for the year in which the termination occurred; (ii) other than for Mr. McKenzie, the cost of the executive’s continued participation in the company’s benefit and welfare plans (other than the 401(k) plan) for a three year period (or for a five year period in the case of Mr. Aldag); and (iii) certain other benefits as provided for in the employment agreement. Additionally, in the event of a termination by us for any reason other than cause or by the executive for good reason, all of the options and restricted stock granted to the executive will become fully vested, and the executive will have whatever period remains under the options in which to exercise all vested options.
      In the event of a termination of the employment of our executives as a result of death, then, in addition to the accrued salary, bonus, and incentive payments due to them, they shall become fully vested in their options and restricted stock, and their respective beneficiaries will have whatever period remains under the options to exercise such options. In addition, the executives would be entitled to their prorated incentive bonuses.
      In the event the employment of our executives ends as a result of a termination by us for cause or by the executives without good reason, then in addition to the accrued salary, bonuses and incentive payments due to them, the executives would be entitled to exercise their vested stock options pursuant to the terms of the grant, but all other unvested options and restricted stock would be forfeited.
      Upon a change of control, the named executive officers will become fully vested in their options and restricted stock and will have whatever period remains under the option in which to exercise their options. In addition, if any executive’s employment is terminated by us for cause or by the executive without good reason in connection with a change of control, the executive will be entitled to receive an amount equal to the largest cash compensation paid to the executive for any twelve month period during his tenure multiplied by three.
      If payments become due as a result of a change in control and the excise tax imposed by Code Section 4999 applies, the terms of the employment agreements require us to gross up the amount payable to the executive by the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.
      For an 18-month period after termination of an executive’s employment for any reason other than (i) termination by us without cause or (ii) termination by the executive for good reason, each of the executives under these employment agreements has agreed not to compete with us by working with or investing in, subject to certain limited exceptions, any enterprise engaged in a business substantially similar to our business as it was conducted during the period of the executive’s employment with us.
      The employment agreements provide that these named executive officers are eligible to participate in our equity incentive plan. The employment agreements also provide that the named executive officers are eligible to receive annual cash bonuses under our bonus policy in an amount not less than 40% and not more than 100% of their base salary based on the bonus policy adopted by the Compensation Committee.
          Compensation Committee Report
      The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities and Exchange Act of 1934.
      Overview. Each member of the Compensation Committee is an independent director as defined by applicable New York Stock Exchange rules. A principal function of the Compensation Committee is to review and approve our executive compensation program. The compensation program is designed to attract and retain high caliber executives, to maintain a performance oriented environment, and to align the interests of our executives with the interests of its stockholders. In seeking to maximize achievement and productivity, the executive compensation program focuses on three elements: base salaries, annual incentive awards, and long-term incentives that are tied to company performance.
      Base Salary. We have employment agreements with each of the named executive officers. The employment agreements provide for an initial base salary that is subject to annual increases following the Compensation Committee’s evaluation of each executive’s performance, the executive’s level of responsibility, and the performance of the Company as a whole. The Compensation Committee also considers the success of the executive officer in developing and executing our strategic plan, as well as each executive’s success in exercising leadership and creating stockholder value.
      Annual Incentive Bonus. Our employment agreements with each of the named executive officers provide for annual incentive bonuses. Pursuant to those employment agreements, each executive officer’s annual incentive bonus is calculated as a percentage of his base salary, with the percentage being set by the Compensation Committee in the range of 40% to 100% of base salary. As a result of the company’s performance in 2005 and of each of the individual executive officers, the executives received incentive bonuses equal to 88.5% of their base salaries. In 2005, the Compensation Committee established a bonus deferral option whereby each of the named officers may elect to receive restricted common stock at a 25% discount to market value in lieu of some or all of the annual incentive bonus. Restricted common stock granted pursuant to the bonus deferral plan vests 25% on the date of grant, and 37.5% on each of January 1, 2007 and 2008. Subject to limited exceptions, if the executive’s employment with us is terminated, the unvested portion of any restricted common stock received pursuant to the bonus deferral plan would be forfeited.
      Long-Term Incentive Awards. The company may grant long-term, equity-based incentive awards to its executive officers under the Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan. Under the Equity Incentive Plan, which is administered by the Compensation Committee, the company may grant long-term, equity-based awards in the form of incentive stock options, nonqualified stock options, restricted common stock, restricted stock units, deferred stock units, stock appreciation rights, and performance share units. Based on an assessment of competitive factors and performance, the Compensation Committee determines an award that is sufficient to both properly reward, and provide future incentive for, each executive officer.
      Medical Properties Trust, Inc. was organized and founded by Messrs. Aldag, McKenzie, McLean, and Hamner. During the period from our conception by Mr. Aldag until we successfully raised over $233 million in our April 2004 private equity offering, these founders advanced from their personal resources all amounts that were required to start business operations, fund working capital needs, engage outside attorneys, accountants, and investment bankers, develop a pipeline of potential properties to acquire, and prepare the offering documents necessary for the private equity offering. In recognition of the value to our shareholders of these efforts, our founders retained approximately 453,866 shares of common stock as of the completion of the April 2004 offering, which shares became fully vested upon the completion of our initial public offering in July 2005, and were subsequently awarded by the Compensation Committee an additional 489,180 shares of common stock, which vest at the rate of 8.33% per quarter.
      Separate from the shares our founders retained and were awarded for their efforts in founding Medical Properties Trust, Inc. and successfully executing our start-up business plans through the IPO, the Compensation Committee intends to closely align the interests of the executive officers with those of our stockholders generally by making incentive awards in the form of restricted common stock. To encourage retention, the restricted common stock will generally vest over a period of several years. As of March 31, 2006 the Compensation Committee had not awarded any restricted common stock other than the shares awarded to our founders discussed above.
      Compensation of Chief Executive Officer. Edward K. Aldag, Jr. served as Chairman of the Board, Chief Executive Officer, and President in 2005 and continues to hold those offices. Mr. Aldag has an employment agreement covering his service as its President and Chief Executor Officer. Pursuant to the agreement, we paid Mr. Aldag a base salary of $367,500 during 2005. Mr. Aldag also was eligible under our annual incentive bonus plan to receive an incentive bonus, calculated as a percentage of his base salary, in the event that we achieved certain performance objectives. Mr. Aldag’s target bonus percentage was 40% to 100% of his base salary. Based on the Compensation Committee’s review and assessment of his and the company’s performance in 2005, Mr. Aldag received an annual incentive bonus for 2005 in the amount of $325,238, or 88.5% of his base salary. The Compensation Committee considers the total compensation received by Mr. Aldag for 2005 to be both reasonable and appropriate.
* * *

L. Glenn Orr, Jr. (Chairman)
G. Steven Dawson
Bryan L. Goolsby
          Compensation Committee Interlocks and Insider Participation
      No member of the Compensation Committee during 2005 is or was an officer or employee. In addition, no executive officer served during 2005 as a director or a member of the compensation committee of any entity that had an executive officer serving as a director or a member of the Compensation Committee of our Board of Directors.

PERFORMANCE GRAPH
      The following graph provides a comparison of cumulative total stockholder return for the period from July 8, 2005 (the date upon which our common stock began publicly trading) through December 31, 2005, among MPT, the Russell 2000 Index, the National Association of Real Estate Investment Trusts, Inc. Equity REIT Total Return Index, or NAREIT Equity Index, and the SNL Healthcare REIT Index. The NAREIT Equity Index includes all tax-qualified equity REITs listed on the New York Stock Exchange, the American Stock Exchange and the NASDAQ Stock Market. Equity REITs are defined as those with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. The SNL Healthcare REITs Index is a published and widely recognized index that comprises 14 healthcare property REITs, including MPT. Upon written request, we will provide any stockholder with a list of the REITs included in the NAREIT Equity Index or the SNL Office REITs Index. The stock performance graph assumes an investment of $100.00 in each of MPT and the three indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance.
Total Return Performance(1)

	7/8/05	8/31/05	9/30/05	10/31/05	11/30/05	12/31/05

Medical Properties Trust, Inc.	$100.00	$104.76	$94.85	$86.53	$88.46	$96.50

Russell 2000	$100.00	$102.79	$103.12	$99.91	$104.76	$104.29

NAREIT All Equity REIT Index	$100.00	$101.20	$101.80	$99.39	$103.58	$103.37

SNL Healthcare REITs Index	$100.00	$99.44	$100.41	$95.83	$97.04	$95.19

(1)	Information in the graph was compiled by SNL Financial LC.

OTHER MATTERS
      As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. If any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares of common stock represented by proxies that are submitted in accordance with their best judgment.

ADDITIONAL INFORMATION
          Solicitation of Proxies
      We will solicit proxies on behalf of the Board of Directors by mail, telephone, facsimile, or other electronic means or in person. We will pay the proxy solicitation costs. We will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. We request that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners and will reimburse them for their reasonable expenses.
          Stockholder Proposals for Inclusion in Proxy Statement for 2007 Annual Meeting of Stockholders
      To be considered for inclusion in our proxy statement for the 2007 annual meeting of stockholders, a stockholder proposal must be received by us no later than the close of business on December 16, 2006. Stockholder proposals must be sent to Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. We will not be required to include in its proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Maryland corporate law.
          Other Stockholder Proposals
      Our Amended and Restated Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders must give us written notice of such stockholder’s intent to bring such business before such meeting. Such notice is to be delivered to, or mailed, postage prepaid, and received by, the Secretary at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 not less than 90 days nor more than 120 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the later of 60 days prior to such annual meeting and 10 days following the issuance of a press release announcing the meeting date. The stockholder’s written notice must set forth a brief description of the business desired to be brought before the meeting and certain other information as set forth in Section 1.02 of our Amended and Restated Bylaws. Stockholders may obtain a copy of our Amended and Restated Bylaws by writing to our Secretary at the address shown above.
          Stockholder Nominations of Directors
      Our Amended and Restated Bylaws provide that a stockholder who desires to nominate directors at a meeting of stockholders must give us written notice, within the same time period described above for a stockholder who desires to bring business before a meeting. Notice of a nomination must be delivered to, or mailed and received at, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, Attention Secretary. As set forth in Section 2.03 of our Amended and Restated Bylaws, the notice must set forth certain information as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice.
          Annual Report
      Our annual report for the fiscal year ended December 31, 2005 will be mailed to stockholders of record on or about April 18, 2006. Stockholders wishing to receive a separate copy of the 2005 Annual Report and this Proxy Statement may write or call us at: Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, AL 35242 Attention: Investor Relations.

      If any person who was a beneficial owner of our common stock on the record date for the Annual Meeting of Stockholders desires additional information, a copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of Medical Properties Trust, Inc. at such date. Requests should be directed to: Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, AL 35242 Attention: Investor Relations.

By Order of the Board of Directors,

Michael G. Stewart
Secretary
Birmingham, Alabama
April 14, 2006

(RECYCLE LOGO)

Medical Properties Trust, Inc.	1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242	205-969-3755 www.medicalpropertiestrust.com
May     , 2006

Dear Stockholder:
It is a great pleasure to have this opportunity to provide you with the Proxy Statement for our 2006 Annual Meeting of Stockholders. The Proxy Statement provides you with information relating to the business to be conducted at our annual meeting on May 18, 2006.
YOUR VOTE IS IMPORTANT!
Please submit your proxy by completing, signing, dating, and returning your proxy card in the accompanying envelope.
Thank you for your continued interest in, and ownership of, Medical Properties Trust, Inc.
Sincerely,
Edward K. Aldag, Jr.
Chairman of the Board, Chief Executive Officer and President

PROXY	PROXY
MEDICAL PROPERTIES TRUST, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The 2006 Annual Meeting of Stockholders of Medical Properties Trust, Inc. will be held at The Summit Club, 1901 6th Avenue North, Birmingham, Alabama, on May 18, 2006, beginning at 10:00 a.m. Central Time. The undersigned hereby acknowledges receipt of the combined Notice of 2006 Annual Meeting of Stockholders and Proxy Statement dated April 14, 2006, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the meeting.
     The undersigned hereby appoints Edward K. Aldag, Jr. and R. Steven Hamner, and each of them, attorneys and agents, with full power of substitution, to vote, as the undersigned’s proxy, all the shares of common stock owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any adjournment thereof.
     The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.
(Continued and to be signed on the reverse side)

2006 ANNUAL MEETING OF STOCKHOLDERS
OF
MEDICAL PROPERTIES TRUST, INC.
May 18, 2006
PROXY VOTING INSTRUCTIONS
Sign, date and mail your proxy card in the envelope provided as soon as possible.
COMPANY NUMBER
ACCOUNT NUMBER
▼ Please detach along perforated line and mail in the envelope provided. ▼

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☑

1.	To elect eight directors.

	☐	FOR ALL NOMINEES

	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

	☐	FOR ALL NOMINEES EXCEPT (See instructions below)

		NOMINEES:	O	Edward K. Aldag, Jr.
			O	Virginia A. Clarke
			O	G. Steven Dawson
			O	Bryan L. Goolsby
			O	R. Steven Hamner
			O	Robert E. Holmes, Ph.D.
			O	William G. McKenzie
			O	L. Glenn Orr, Jr.
     INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each nominee from whom you wish to withhold your vote as shown here: •
2.	To ratify the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2006.

☐	FOR	☐	AGAINST	☐	ABSTAIN

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED’S INSTRUCTIONS SET FORTH HEREIN. IF NO INSTRUCTIONS ARE PROVIDED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS DESCRIBED ABOVE.
To change the address on your account, please check the box at right and indicate your new address in the address space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:
Note: Please sign exactly as your name or names appear on this proxy. If the shares are held jointly, each holder should sign. If signing as executor, administrator, attorney, trustee or guardian, please indicate your full title as such. If the shares are held by a corporation, partnership or limited liability company, please sign the full name of the entity by the duly authorized officer, partner or member, respectively.